EXHIBIT 10.20
















                            UIL HOLDINGS CORPORATION
                           DEFERRED COMPENSATION PLAN






               (AS ORIGINALLY ADOPTED EFFECTIVE JANUARY 27, 2003,
                  REFLECTING AMENDMENTS THROUGH MARCH 24, 2003)


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                            UIL HOLDINGS CORPORATION
                           DEFERRED COMPENSATION PLAN

                                  INTRODUCTION
                                  ------------

         UIL Holdings Corporation (the "Company") hereby establishes the UIL Holdings Corporation Deferred Compensation Plan to provide a select group of its senior management, and those of its selected Business Units, with the opportunity to accumulate capital by deferring compensation on a pre-tax basis, and to provide the Company with a method of rewarding and retaining its top executives and managerial employees.

         The purpose of this Plan also is to permit those eligible executive employees whose matching allocations under the United Illuminating Company 401(k)/Employee Stock Ownership Plan ("UI KSOP") would be limited by virtue of their Compensation Deferrals under this Plan, with certain supplemental benefits to make up for such limitations.

         The Plan, as set forth herein, is effective as of February 1, 2003.

                                    ARTICLE I
                              TITLE AND DEFINITIONS
                              ---------------------

         1.1      Definitions.
                  -----------

                  Capitalized terms used in this Plan, shall have the meanings specified below.

                  a) "Account" or "Accounts" shall mean a Participant's account under this Plan, including all of such subaccounts as are specifically authorized for inclusion in this Plan.

                  b) "Base Salary" shall mean an Eligible Employee's annual base salary, including any salary continuation, excluding bonus, commissions, incentive and all other remuneration for services rendered to the Company, but prior to reduction for any salary contributions to a plan established pursuant to Sections 125 or 132(f) of the Code or qualified pursuant to Section 401(k) of the Code.

                  c) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. No designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid to such minor's legal guardian duly appointed and currently acting to hold the funds for such minor. If no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.



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                  d) "Business Unit" means The United  Illuminating Company
("UI"), American Payment Systems, Inc. ("APS"), Xcelecom, Inc., United Resources, Inc. ("URI"), and each other subsidiary of the Company which, with the consent of the Board, has adopted the Plan. Business Units shall be listed on Exhibit A to the Plan.

                  e) "Board of Directors" or "Board" shall mean the Board of Directors of UIL Holdings Corporation.

                  f) "Bonuses" shall mean the bonuses earned pursuant to any bonus plan or program approved by the Company (or its affiliates).

                  g) "Change in Control" of the Company shall mean any of the following events, with the term "Company" being used in this definition to refer also to a Change in Control of any Business Unit with respect to each Participant employed by such Business Unit:

                           (i)  any merger or consolidation of the Company with
any corporate shareowner or group of corporate shareowners holding twenty-five percent (25%) or more of the Stock of UIL Holdings Corporation (or a successor to UIL Holdings Corporation, whether direct or indirect, by purchase, merger, consolidation or otherwise - a "Successor"), or with any other corporation or group of corporations that is, or after such merger or consolidation would be, or be affiliated with, a shareowner or group of shareowners owning at least twenty-five percent (25%) of the Stock of UIL Holdings Corporation or a Successor, or

                          (ii)  any sale, lease, exchange, mortgage, pledge,
transfer or other disposition of any assets of the Company having an aggregate fair market value of $50 million or more to or with any shareowner or group of shareowners holding twenty-five percent (25%) or more of the Stock of UIL Holdings Corporation or a Successor, or to or with any affiliate of any such shareowner or group of shareowners; or

                         (iii)  the issuance or sale by the Company, or the
sale by UIL Holdings Corporation or a Successor, in exchange for cash, securities or other consideration having an aggregate fair market value of $50 million or more, of any securities of such Company to any shareowner or group of shareowners holding twenty-five percent (25%) or more of the Stock of UIL Holdings Corporation or a Successor, or to any affiliate of any such shareowner or group of shareowners; or

                          (iv)  the implementation of any plan or proposal for
the liquidation or dissolution of the Company, or of UIL Holdings Corporation or a Successor, proposed by or on behalf of any shareowner or group of shareowners owning at least twenty-five percent (25%) of the Stock of UIL Holdings Corporation or a Successor, or by or on behalf of any affiliate of any such shareowner or group of shareowners; or

                           (v)  any reclassification of securities (including a
reverse stock split), or recapitalization, of UIL Holdings Corporation or a Successor, or any other transaction, which has the effect, directly or indirectly, of increasing the proportionate share of outstanding shares of any class of equity securities, or securities convertible into any equity securities, of UIL Holdings Corporation or a Successor, which class of securities is directly or indirectly owned by a shareowner or group of shareowners owning at least twenty-five percent (25%) of the Stock of UIL Holdings Corporation or a Successor, or by any affiliate of any such shareowner or group of shareowners.

         The Board of Directors of the Company may, from time to time, by the affirmative vote of not less than a majority of the entire membership of said Board of Directors, at a meeting of said Board of Directors called and held for the purpose, modify the phrase "twenty-five percent (25%)" in one or more of the foregoing subparagraphs to a lesser percentage, but not less than twenty percent (20%).

                  h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  i) "Committee" shall mean the Administrative Committee appointed by the Chief Executive Officer to administer the Plan in accordance with Article VII.



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                  j) "Company" shall mean UIL Holdings Corporation, a
Connecticut corporation.

                  k) "Company Discretionary Contribution" shall mean such discretionary contributions, if any, credited by the Company to the Company Discretionary Contribution Subaccount of a Participant for a Plan Year. Such contribution may differ from Participant to Participant both in amount, including no contribution, and as a percentage of Compensation.

                  l) "Company Discretionary Contribution Subaccount" shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to (i) the Company Discretionary Contribution Amount, if any, paid by the Company and (ii) net earnings and losses attributable thereto.

                  m) "Company Matching Contribution" shall mean such matching contributions, if any, made by the Company with respect to a Participant, in order to make up for the loss of a matching contribution under the UI KSOP resulting from the Participant's Compensation Deferrals under this Plan.

                  n) "Company Matching Contribution Subaccount" shall mean the bookkeeping account maintained by the Company for each Participant that is credited with an amount equal to (i) the number of Stock units equal in value to the Company Matching Contributions, if any, and the Dividend Equivalents, if any, paid by the Company, plus (ii) net earnings and losses attributable thereto.

                  o) "Compensation" shall mean, in the case of Eligible Employees, Base Salary, increases in Base Salary received during the Plan Year; Bonuses and other incentive awards; any lump sum payments made from the Company's SERP; compensation in excess of the amount deductible under
Section 162(m) of the Code, and any other compensation permitted to be deferred by the Chief Executive Officer or Committee.

                  p) "Compensation Committee" shall mean the Compensation and Executive Development Committee of the Board of Directors of the Company or any subcommittee thereof.

                  q) "Compensation Deferrals" shall mean the compensation deferred by a Participant pursuant to Section 3.1 of this Plan.

                  r) "Compensation Deferral Subaccount" shall mean the bookkeeping account maintained by the Plan Administrator for each Participant that is credited with amounts equal to (i) the portion of the Participant's Compensation that he or she elects to defer, and (ii) net earnings and losses attributable thereto.

                  s) "Designated Individuals" shall mean those Eligible Employees and Directors designated as eligible to defer Restricted Stock Awards.

                  t) "Disability" shall mean that the Participant meets the definition of "disabled" under the terms of The United Illuminating Company Long-Term Disability Plan in effect on the date in question, whether or not such Participant actually is covered by such plan.

                  u) "Distributable Amount" shall mean the vested balance in the Participant's Accounts subject to distribution in a given Plan Year.

                  v) "Dividend Equivalents" shall mean the amount of cash dividends or other cash distributions paid by the Company on that number of shares equal to the number of Stock Units credited to a Participant's Stock Unit Subaccount as of the applicable record date for the dividend or other distribution, which amount shall be credited in the form of additional Stock Units to the Participant's Stock Unit Subaccount.

                  w) "Early Distribution" shall mean an election by a Participant in accordance with Section 6.3 to receive a withdrawal of amounts from his or her Compensation Deferral Subaccount, and any vested Company Discretionary and/or Matching Contribution Subaccounts, prior to the time at which such Participant would otherwise be entitled to such amounts.



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                  x) "Effective Date" shall be February 1, 2003.

                  y) "Eligible Employee" shall mean each Employee of the Company or a Participating Subsidiary eligible to participate in the Plan, as determined in Section 2.1.

                  z) "Eligible Person" shall mean each Eligible Employee or Director of the Company or a Participating Subsidiary, to the extent that such individual is eligible to participate in the Plan, as determined in Section 2.1.

                  aa) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  bb) "Election Period" shall mean the time period associated with enrollment in the Plan. The first Election Period with respect to Eligible Employees becoming Participants on the Effective Date (February 1, 2003) shall end on January 24, 2003. Thereafter, subsequent elections with respect to a subsequent calendar year must be filed by October 30th of the preceding year to be effective with respect to such subsequent calendar year. Each newly Eligible Person shall have thirty days after becoming eligible in which to file an election with respect to Compensation deferrals for the initial Plan Year in which he or she is eligible to participate. Notwithstanding the foregoing, the Election Period with respect to the deferral by a Designated Individual of some portion or all of a Restricted Stock Award shall be any period designated by the Committee, which ends prior to receipt of the Award, and which shall be deemed effective contemporaneously with the Award with respect to any Restricted Stock vesting at least one year after such election is processed.

                  cc) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  dd) "Fund" or "Funds" shall mean one or more of the investment funds selected by the Committee pursuant to Section 3.2.

                  ee) "Hardship Distribution" shall mean a distribution made on account of a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or of his or her dependent (as defined in Section 152(a) of the Code), loss of a Participant's property due to casualty, or other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

                  ff) "Investment Rate" shall mean, for each Fund, an amount equal to the closing price of such Fund during each business day, recorded for internal reporting to the Company on a monthly basis and reported to Participants on a calendar quarterly basis.

                  gg) "Participant" shall mean any Eligible Person who becomes a Participant in this Plan in accordance with Article II.

                  hh) "Payment Date" shall mean the date for payment of Distributable Amounts, as provided in Article VI.

                  ii) "Plan" shall mean the UIL Holdings Corporation Deferred Compensation Plan.

                  jj) "Plan Administrator" shall mean the administrator appointed by the Committee with the approval of the Chief Executive Officer of the Company. As of February 1, 2003, TBG Financial was appointed the Plan Administrator.

                  kk) "Plan Year" shall mean January 1 to December 31 of each year; except that the initial plan year shall extend from February 1, 2003 through December 31, 2003.

                  ll) "Related Company" shall mean any entity in which the Company owns, directly or indirectly, more than 50% of the outstanding voting stock or capital at the relevant time.



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                  mm) "Restricted Stock" shall mean shares of Stock issued under the Restricted Stock feature of the UIL Holdings Corporation 1999 Amended and Restated Stock Plan, which shares are subject to forfeiture based on non-compliance with certain enumerated criteria.

                  nn) "Restricted Stock Award" shall mean any award of Restricted Stock under UIL Holdings Corporation 1999 Amended and Restated Stock Plan.

                  oo) "Retirement" shall mean termination of service after the Participant has satisfied the requirements for early retirement under the terms of The United Illuminating Company Pension Plan.

                  pp) "Scheduled In-Service Withdrawal Date" shall mean February of the year elected by the Participant to withdraw, or begin to withdraw, balances attributable to amounts deferred in a given Plan Year, and earnings and losses attributable thereto. A Participant's Scheduled In-Service Withdrawal Date in a given Plan Year may be no earlier than three years from the last day of the Plan Year for which Compensation Deferrals, deferrals of Restricted Stock, and contributions of Company Discretionary and Matching Contribution Amounts, are made.

                  qq) "SERP" shall mean The United Illuminating Company Supplemental Executive Retirement Plan, as that plan may be amended from time to time, including, without limitation, by substituting the Company as plan sponsor.

                  rr) "Stock" shall mean common stock of UIL Holdings Corporation, or any successor to UIL Holdings Corporation.

                  ss) "Stock Fund" or "Company Stock Fund" shall mean the deemed, unitized, investment Fund established to record (i) Participants' deemed investments in Stock Units, (ii) Designated Individuals' deferrals of Restricted Stock in Stock Units, (iii) Company Matching Contributions invested in Stock Units, and (iv) Dividend Equivalents deemed reinvested in Stock Units. The Company has reserved 50,000 shares of Company Stock for deemed investment in this Plan.

                  tt) "Stock Unit" shall mean a unit of value, equivalent to the value of a share of Stock or Restricted Stock, established by the Committee as a means of measuring value of the Stock-related portion of an Account under the Plan.

                  uu) Stock Unit Subaccount" shall mean the bookkeeping account maintained by the Committee on behalf of each Participant who is credited with Stock Units and Dividend Equivalents resulting from Compensation Deferrals and Company Matching Contributions, that are deemed invested in Stock Units, and deferrals of Restricted Stock.


                                   ARTICLE II
                                  PARTICIPATION
                                  -------------

         2.1      Determination of Eligible Persons.
                  ---------------------------------

         All (i) officers of the Company and its Business Units, and (ii) those Employees of the Company and Business Units whose Base Salary is fixed at more than $100,000 per year (determined during the Election Period) and who, in the case of Company, and UI, Employees, are classified in Grade 10 or above (collectively, "Eligible Employees"), shall be eligible to participate in this Plan. Any other key management or highly compensated Employee from time to time designated by the Committee or Chief Executive Officer of the Company to be eligible to participate shall also be considered an Eligible Employee under the Plan.

         With respect to the initial Plan Year of the Plan, Directors of the Company and its Participating Business Units shall be eligible to participate only in that portion of the Plan permitting deferral of Restricted Stock. Thereafter, with respect to subsequent Plan Years, such Directors shall be eligible to participate in that portion of the Plan permitting elective deferrals of Compensation and other features of the Plan, to the extent that they are made applicable to Directors through subsequent Plan amendment. A Director shall be deemed an Eligible Person with


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respect to elective deferrals of Compensation (including fees and retainers) and other features of the Plan at such time as such provisions are made applicable to the Directors.

         2.2      Enrollment; Duration of Participation.
                  -------------------------------------

         An Eligible Person shall become a Participant in the Plan by electing to make deferrals in accordance with Section 3.1 during an Election Period, in accordance with such procedures as may be established from time to time by the Committee. An individual who, at any time, ceases to be an Eligible Person as determined in the sole discretion of the Committee, shall cease making deferrals in the Plan, and no future deferrals will be allowed until such time as the individual again becomes an Eligible Person. In such case, the individual may remain a Participant in the Plan with respect to amounts already deferred.

         2.3      Transfers to Non-Participating Related Companies.
                  ------------------------------------------------

         An Eligible Employee who becomes employed by a Related Company, which is not a participating Business Unit, shall no longer be eligible to make any further deferrals under the Plan. However, such individual shall remain a participant in the Plan with respect to amounts already deferred. Any deferrals for the current Plan Year shall terminate as of the date of transfer.

         2.4      Amendment of Eligibility Criteria.
                  ----------------------------------

         The Committee may, with the approval of the Compensation Committee, change the criteria for eligibility on a prospective basis.


                                   ARTICLE III
                               DEFERRAL ELECTIONS
                               ------------------

         3.1      Elections to Defer Compensation.
                  -------------------------------

                  (a) Election to Defer. Subject to the provisions of Article
                      -----------------
II, each Eligible Employee may elect to defer Compensation earned after the Election Period, by filing an election with the Plan Administrator (a "Deferral Election") that conforms to the requirements of this Section 3.1 either via the internet or mail, on a form provided by the Plan Administrator, by no later than the last day of the Election Period. Deferral Elections are irrevocable for the Plan Year, except as otherwise expressly provided in the Plan. Deferral Elections will continue in effect from Plan Year to Plan Year, unless decreased, increased, or terminated during an Election Period with respect to a subsequent Plan Year.

                  (b) Deferrals of Base Salary, Bonus and certain SERP Amounts.
                      --------------------------------------------------------
With respect to each Plan Year, an Eligible Employee may defer, in either whole percentages or a flat dollar amount, up to 85% of Annual Base Salary and up to 100% of increases in Base Salary that become effective during the Year; up to 100% of Bonuses or other incentive awards; and up to 100% of any lump sum SERP payments that would be payable in a calendar year subsequent to the filing of the Deferral Election. Notwithstanding the foregoing, the total amount deferred shall be limited, as necessary, to satisfy income tax and Social Security Tax (including Medicare) withholding obligations, and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. The minimum contribution that must be made in any Plan Year by an Eligible Employee shall not be less than $5,000, which may be satisfied from any deferral source (e.g., Base Salary, Bonus, etc.). For the first Plan Year of the Plan, this required minimum contribution amount shall be pro-rated.

                  (c) Deferral of Restricted Stock. A Designated Individual may
                      ----------------------------
elect to defer all or any portion of a Restricted Stock Award as of the date such Award is made provided that such deferral is permitted by the terms of the Award. Any such deferral election must be made in a time period designated by the Committee in accordance with the applicable Election Period as defined with respect to deferrals of Restricted Stock. Such Election shall be irrevocable. All such deferrals shall be deemed invested only in Stock Units.



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

                  (d) Mandatory Deferral of Excess 162(m) Compensation.
                      ------------------------------------------------
Notwithstanding anything in the foregoing to the contrary, to the extent that any Compensation to be paid to an Eligible Employee with respect to a taxable year would exceed the amount deductible by the Company or a Business Unit under
Section 162(m) of the Code (the "Excess"), such Excess automatically shall be deferred under the terms of this Plan without the necessity of an election to defer. Such deferred Excess shall be held and administered subject to the terms of the Plan, provided that, irrespective of the Employee's election as to timing and form of payment under Section 3.3, no deferred Excess shall be distributed to the affected Employee prior to the first taxable year in which such amounts, if paid, would be deductible under Section 162(m) of the Code (or any successor provision).

         3.2      Deemed Investment Elections.
                  ---------------------------

                  (a) With respect to Base Salary, Bonus and SERP Amounts. At
                      ---------------------------------------------------
the time of making the deferral elections described in Section 3.1(b), the Participant shall designate, on a form provided by the Plan Administrator, or, if allowed by the Committee, via voice response, internet or other technology, the types of investment Funds (selected and made available by the Committee),in which the Participant's Compensation Deferral Subaccount will be deemed to be invested for purposes of determining the amount of net earnings or losses to be credited to that Subaccount. In making the designation pursuant to this Section 3.2, the Participant may specify that all, or any portion, of his or her Compensation Deferral Subaccount be deemed to be invested, in whole percentage increments, in one or more of the types of investment Funds provided under the Plan, as communicated from time to time by the Committee.

                  A Participant may change the designation made under this
Section 3.2 by filing an election, on a form provided by the Plan Administrator, or, if allowed by the Committee, via voice response, Internet or other technology on any business day; provided, however, that a Participant who has elected to have some portion of his Compensation Deferrals deemed invested in the Company Stock Fund may not transfer out of such investment with respect to such Compensation Deferral amount. A Participant may elect to have each Plan Year of Compensation Deferrals hypothetically invested in investment allocations different or distinct from his or her prior elections.

                  A Participant's Compensation Deferral will be deemed invested in the Money Market investment Fund (i) if a Participant fails to make a deemed investment election under this Section 3.2, or (ii) pending the establishment of a full array of deemed investment options by the Committee, or (iii) pending the effective date of the deemed investment in the Company Stock Fund as provided in
Section 3.2(c).

                  (b) With Respect to Deferrals of Restricted Stock Awards. As
                      ----------------------------------------------------
of the date that Restricted Stock vests, a Participant's Stock Unit Subaccount shall be credited with the number of Stock Units equivalent in value to the amount of shares of Restricted Stock vested.

                  (c) Deemed investments will be valued daily. Except as
                      ---------------------------------------
otherwise provided in this Subsection 3.2(c) with respect to deemed investments in the Company Stock Fund, a deemed investment direction, or change in deemed investment direction, shall be processed based on the closing values for the date received, if such direction is received by the Plan Administrator by 4 p.m. Eastern Time. Otherwise, such direction shall be processed based on the closing values of the particular investment Funds on the next business day on which the markets are open. The net gain or loss of each deemed investment Fund (the "Investment Rate") shall be recorded monthly, and reported quarterly as provided in (e) below.

                  Except as provided in Subsection 3.2(b) above, a deemed investment in the Company Stock Fund shall be deemed to be a direction to invest in the UIL Stock Money Market Fund pending the end of the quarter, and shall be credited with the rate of return of such deemed investment in the UIL Stock Money Market Fund, with the direction to invest in the Company Stock Fund to be effective as of the third business day following the end of the quarter in which such direction is received, based on the closing price of the Company Stock Fund as of the end of the business day on which such investment is deemed acquired. Except as provided in Subsection 3.2(b) above, deemed purchases in the Company Stock Fund shall be made on a non-calendar quarter basis, beginning with the third business day following the non-calendar quarter ending with the month of February, 2003, and continuing quarterly thereafter.

                  Once the investment in the Company Stock Fund is effective with respect to Compensation Deferrals and with respect to deferrals of Restricted Stock, a Participant may not re-direct such investment back into other deemed investment Funds available under the Plan.

                  (d) Although the Participant may designate deemed investments for his Compensation Deferrals, the Committee shall not be bound by such designation. The Committee shall have no obligation to actually make any hypothetical investment, but may do so if it chooses. If a hypothetical investment is actually made by the Committee, then for the period the investment is held, the timing of actual investment changes and the actual value of investments, less actual costs, fees and expenses incurred, shall be used to measure investment return of the deemed investment under this Plan. The Committee shall select from time to time, in its sole and absolute discretion, investment funds, may rebalance funds, and shall communicate the same to the Plan Administrator.

                  (e) The Investment Rate of each such deemed investment fund shall be used to determine the amount of earnings or losses to be credited to all of Participants' Subaccounts under Article IV, and shall be reported on a calendar quarterly basis to Participants. Rebalancing of deemed investments on Compensation Deferral Accounts, based on aggregate Participant hypothetical investment directions shall occur as soon as administratively feasible following the close of each month; provided, however, that rebalancing of the Company Stock Account shall occur as soon as administratively feasible following the close of each quarter.

                  (f) The Committee in its discretion shall establish reasonable and uniform rules applicable to all Participants for hypothetical investments under the Plan, which rules shall include, but not be limited to, rules governing the frequency of permitted changes in hypothetical investments and the effective date of such changes. All direct costs, management fees and other expenses that would have been incurred if a hypothetical investment or change in investment had actually been made shall be charged against a Participant's Account, unless otherwise determined by the Committee.

         3.3      Elections as to Form and Timing of Payment.
                  ------------------------------------------

                  (a) At the time of making the deferral elections described in
Section 3.1, the Participant shall elect, on a form provided by the Plan Administrator, (i) to receive his Compensation Deferral Account, his deferred Restricted Stock Account, and any Company Contributions made with respect to such Plan Year either (A) commencing upon his or her termination of service (due to Retirement, death, disability, or voluntary or involuntary termination) or
(B) at a specified future date while the Participant remains employed (a "Scheduled In-Service Withdrawal Date"), and shall elect (ii) the payment method in which such amounts (and hypothetical net earnings thereon) shall be distributed from among the forms of benefit payment available under Section 6.2.

                  (b) The Participant may, but is not required to, elect to subject each Plan Year's Compensation Deferrals and earnings thereon to a separate distribution schedule.

                  (c) Each election as to the timing and form of payment shall apply only for one Plan Year, and only to the Compensation Deferrals, deferrals of Restricted Stock, and any Company Contributions made with respect to such year, and shall not carry forward. To the extent that a Participant does not file an election as to form and timing of payment with respect to Compensation Deferrals, Deferrals of Restricted Stock, and Company Contributions for a Plan Year, the deemed distribution election automatically shall be a lump sum following termination of employment with the Company and its affiliates.

                  (d) Notwithstanding the foregoing, in the event that a Participant terminates service for any reason other than Retirement or termination due to long-term disability, including on account of a Change in Control of the Company or a Business Unit for whom the Participant was employed as of the Change in Control, then the Participant's entire account balance will be distributed in a single lump sum as soon as administratively feasible following the end of the calendar quarter in which such termination occurs, but in no event more than sixty (60) days following the end of such quarter. In the event that a Participant is receiving Scheduled In-Service Withdrawals and then terminates service, any unpaid balance of Subaccounts will be paid in a lump sum.

                                   ARTICLE IV
             COMPENSATION DEFERRAL AND COMPANY CONTRIBUTION ACCOUNTS
             -------------------------------------------------------

         4.1      Compensation Deferral Subaccount.
                  --------------------------------

         The Plan Administrator shall establish and maintain a Compensation Deferral Subaccount for each Participant under the Plan. Each Participant's Compensation Deferral Subaccount shall be further divided into separate Subaccounts ("Investment Fund Subaccounts"), each of which corresponds to an investment Fund elected by the Participant pursuant to Section 3.2. A Participant's Compensation Deferral Subaccount shall be credited as follows:

                  (a) As soon as administratively feasible, and in no event later than ten (10) days, after amounts are withheld and/or deferred from a Participant's Compensation, the Committee shall credit the Investment Fund Subaccounts of the Participant's Compensation Deferral Subaccount with an amount equal to Compensation deferred by the Participant in accordance with the Participant's election under Section 3.1.

                  (b) Each business day, each Investment Fund Subaccount of a Participant's Compensation Deferral Subaccount shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment Fund Subaccount as of the prior day plus contributions credited that day to the Investment Fund Subaccount by the Investment Rate for the corresponding deemed Fund selected by the Participant.

         4.2      Company Discretionary Contribution Subaccount.
                  ---------------------------------------------

         With approval of the Board, the Company or any Business Unit may from time to time make Discretionary Contributions to the Accounts of Participants or selected Participants, and, if it so decides, may impose a vesting schedule on such Contributions. In the event that the Company or any Business Unit determines to make such a contribution, the Plan Administrator shall establish and maintain a Company Discretionary Contribution Subaccount for each Participant under the Plan. Each Participant's Company Discretionary Contribution Subaccount shall be further divided into separate Subaccounts, each of which corresponds to a Fund elected by the Participant pursuant to Section 3.2(a). A Participant's Company Discretionary Contribution Subaccount shall be credited as follows:

                  (a) The Plan Administrator shall credit the Investment Fund Subaccounts of the Participant's Company Discretionary Contribution Subaccount with an amount equal to the Company Discretionary Contribution Amount, if any, applicable to that Participant, within ten (10) business days after such amount is contributed; and

                  (b) Such Subaccount shall be deemed invested, and valued, in the same manner and proportion as the Participant's other Account balances under the Plan, unless otherwise determined by the Company.

         4.3      Company Matching Contribution Subaccount.
                  ----------------------------------------

                  (a) In the event that the Committee determines that a Participant is unable with respect to a calendar year to receive the maximum matching allocation in the UI KSOP due to the Compensation Deferrals made by the Participant to this Plan, the Company shall make a supplemental Company Matching Contribution in the amount of such shortfall to this Plan as soon as administratively feasible following the end of such calendar year.

                  (b) In such case, the Plan Administrator shall establish and maintain a Company Matching Contribution Subaccount for such Participant. Each such Participant's Company Matching Contribution Subaccount shall be deemed invested in the Company Stock Fund, at the end of the quarter in which such contribution is allocated to the Participant's Company Matching Contribution Subaccount, with such contribution deemed invested in the Money Market Fund pending the end of such quarter.

                  (c) A Participant's Company Matching Contribution Subaccount shall be valued in the same manner, and at the same time, as the Company Stock Fund.

         4.4      Deferred Restricted Stock Account.
                  ---------------------------------

                  (a) The Plan Administrator shall maintain a Stock Unit Subaccount for each Designated Individual to record the number of Stock Units to be credited to such Designated Individual as of the date that Restricted Stock vests.

                  (b) The number of Stock Units to be credited shall be equivalent in value to the number of shares of Restricted Stock when vesting restrictions (and any other applicable conditions) have been satisfied.

                  (c) The Designated Individual's Restricted Stock sub-account shall be credited with Dividend Equivalents.

                  (d) Until such time as such sub-accounts are actually paid in Stock to the Designated Individual, the Designated Individual shall have no voting rights associated with such sub-accounts.


                                    ARTICLE V
                                     VESTING
                                     -------

         5.1      Vesting.
                  -------

         A Participant shall be 100% vested in his or her Compensation Deferral Account and Company Matching Contribution Subaccount, and any Stock Unit Subaccount. A Participant shall be vested in accordance with any schedule that the Committee may establish with respect to his or her Company Discretionary Contribution Account, if any.

         5.2      Vesting Upon Death/Change in Control.
                  ------------------------------------

         Upon death of a Participant, or in the event of a Change in Control, the Participant shall be 100% vested in his or her Compensation Deferral Account, any Stock Unit Subaccount, Company Matching Contribution Subaccount, and in any Company Discretionary Contribution Subaccount.


                                   ARTICLE VI
                                  DISTRIBUTIONS
                                  -------------

         6.1      Manner of Payment--Cash vs. Stock.
                  ---------------------------------

         Distributions of Compensation Deferral Subaccounts, Company Discretionary Contribution Subaccounts, Company Matching Contribution Subaccounts, and deemed earnings thereon, shall be made in cash, except to the extent that such Subaccounts are deemed invested in the Company Stock Fund. Distributions of Company Stock Fund Subaccounts (including Subaccounts attributable to deferred Restricted Stock, Compensation Deferrals and Company Matching Contributions), shall be paid in shares of Company Stock. All fractional shares of Stock shall be paid in cash.

         6.2      Distribution of Accounts.
                  ------------------------

         (a)  Distribution Due to Retirement, Disability or Termination of
              ------------------------------------------------------------
Service.
-------
                  (1) Termination of Service with $50,000 Account Balance or
                      ------------------------------------------------------
Less. In the case of a Participant terminates service with the Company and all
----
affiliates, and who has a total Account balance of $50,000 or less, the Distributable Amount shall be paid to the Participant in a lump sum distribution after the end of the calendar quarter in which the Participant terminates service.

                  (2) Termination of Service with More than $50,000 Account
                      -----------------------------------------------------
Balance.
-------

                  (i) For Reasons other than Retirement or Disability. In the
                      -----------------------------------------------
case of a Participant who terminates service with the Company and all affiliates for reasons other than Retirement or Disability with an Account balance of more than $50,000, the Distributable Amount shall be paid to the Participant in a lump sum after the end of the quarter in which the Participant terminates service.

                 (ii) Due to Retirement or Disability. In the case of a
                      -------------------------------
Participant who terminates service with the Company and all affiliates due to Retirement or Disability and has a total Account balance more than $50,000, the Distributable Amount shall be paid to the Participant in a lump sum unless the Participant has made a timely election to have the Distributable Amount paid in one of the following optional installment forms set forth in Section 6.2(a)(3).

                  (3) Election of Installment Form. An installment form of
                      ----------------------------
benefit may be elected by the Participant (to be implemented upon the Participant's Retirement or Disability), with respect to each Plan Year's Compensation Deferrals, deferred Restricted Stock, and Company Contributions, on a form provided by the Plan Administrator, or, if permitted by the Committee, via voice response, Internet or other approved technology, during an Election Period, from among the following:

                  (i) annual installments over five (5) years beginning on the Participant's Payment Date;

                 (ii) annual installments over ten (10) years beginning on the Participant's Payment Date;

                (iii) annual installments over fifteen (15) years beginning on the Participant's Payment Date.

                  (4) Modification of Election of Form of Payment. A Participant
                      -------------------------------------------
may modify the form of benefit that he or she has previously elected, provided such modification occurs at least one (1) year before the Participant terminates employment with the Company.

                  (5) Delay of Payment Date with respect to Retiring
                      ----------------------------------------------
Participants. Prior to Retirement a Participant may delay the Payment Date for
------------
any Plan Year's Compensation Deferrals to a date later than the otherwise applicable Payment Date, provided such extension occurs at least one year before the Participant's Retirement Date. The Participant may delay his or her Payment Date no more than twice.

                  (6) Timing of Installment Payments. Upon a Participant's
                      ------------------------------
termination of service due to Retirement or Disability, the first annual installment distribution will be made as soon as administratively practicable following the end of the calendar quarter in which the Participant terminates service, but not later than sixty (60) days following the end of the calendar quarter containing the Participant's termination. Subsequent annual installments will be distributed in February of each year.

                  (7) Deferral of Installment Commencement Date to February
                      -----------------------------------------------------
following Retirement or Disability. A Participant who terminates service with
----------------------------------
the Company and all affiliates due to Retirement or Disability may elect to defer commencement of his or her annual installment payments until February of the year following his termination of service due to Retirement or Disability, but any such election must be made at least twelve (12) months prior to such termination of service.

                  (8) Timing of Lump Sum Distributions. Lump sum distributions
                      --------------------------------
will be paid as soon as administratively feasible following the end of the calendar quarter in which the Participant terminates service (due to retirement, disability, death or otherwise), but not later than sixty (60) days following the calendar quarter containing his or her termination of service.

                  (9) Termination Not on Account of Retirement or Disability.
                      ------------------------------------------------------
Notwithstanding anything to the contrary in this Section 6.2(a), in the event that a Participant terminates service with the Company and all affiliates for any reason other than Retirement or Disability, including on account of a Change in Control of UIL Holdings or a Business Unit (for whom the Participant was employed as of the Change in Control), then the Participant's entire

Account balance will be distributed in a single lump sum. In the event that a Participant is receiving Scheduled In-Service Withdrawals and then terminates service, any unpaid balance of Subaccounts will be paid in a lump sum.

                  (10) Delay of Distribution Due to Disability Offset. If any
                       ----------------------------------------------
distribution from the Plan shall have the effect of reducing disability benefits receivable by the Participant under any other policy, plan, program or arrangement, such distribution may be postponed, in the sole discretion of the Committee, upon application by the Participant.

                  (11) Continued Crediting of Investment Rate. The Participant's
                       --------------------------------------
Account shall continue to be credited with earnings pursuant to Article IV of the Plan until all amounts credited to his or her Account under the Plan have been distributed.

         (b) Distribution With a Scheduled In-Service Withdrawal Date.
             --------------------------------------------------------

                  (1) In the case of a Participant who has elected a Scheduled In-Service Withdrawal, such Participant shall receive his or her Distributable Amount as scheduled, but only with respect to those deferrals of Compensation, deferrals of Restricted Stock, any vested Company Discretionary Contribution Amounts, Company Matching Contribution Amounts and earnings or losses attributable thereto, as shall have been elected by the Participant to be subject to the Scheduled In-Service Withdrawal Date in accordance with Section 1.1(pp) of the Plan.

                  (2) A Participant's Scheduled In-Service Withdrawal Date in a given Plan Year may be no earlier than three (3) years from the last day of the Plan Year for which the deferrals of Compensation, Restricted Stock, contributions of Company Discretionary and Matching Contribution Amounts are made. A Participant may elect either a lump sum, or annual installments over a period ranging from two (2) years, up to and including five (5) years from the Scheduled In-Service Withdrawal Date.

                  (3) A Participant may extend the Scheduled In-Service Withdrawal Date for any Plan Year, provided such extension occurs at least one
(1) year before the Scheduled In-Service Withdrawal Date and is for a period of not less than two years from the Scheduled In-Service Withdrawal Date. The Participant may modify any Scheduled In-Service Withdrawal Date in the manner set forth above, no more than two (2) times.

                  (4) The first annual installment subject to a Scheduled In-Service Withdrawal Date shall commence to be paid in February of the Plan Year in which the Scheduled In-Service Withdrawal Date falls. Subsequent annual installments will be distributed in February of each year.

                  (5) Lump sum distributions will be paid in February of the year specified on the Participant's election of a Scheduled In-Service Withdrawal Date.

                  (6) If a Participant terminates service with the Company and all affiliates for reasons other than Retirement or Disability prior to his or her Scheduled In-Service Withdrawal Date, the Compensation Deferral, deferred Restricted Stock, and any amounts attributable to Company Contributions, subject to such Scheduled In-Service Withdrawal Date will instead be distributed in the form of a lump sum. Such lump sum distribution will be paid as soon as administratively feasible following the end of the calendar quarter in which the Participant terminates service, but not later than sixty (60) days following the calendar quarter containing his or her termination of service.

         (c) Distribution for Termination Due to Death. In the case of the death
             -----------------------------------------
of a Participant while in the service of the Company or an affiliate, the Participant's entire undistributed Account balance shall be distributed to the Participant's Beneficiary, in a lump sum as soon as practicable following the end of the calendar quarter in which death occurs. In the event a Participant dies while receiving installment payments, the remaining installments shall be paid to the Participant's Beneficiary in a lump sum as soon as practicable following the end of the calendar quarter in which death occurs.

         (d) Distribution Date with respect to Deferred Restricted Stock.
             -----------------------------------------------------------
Deferrals of Restricted Stock shall be subject to the same rules regarding timing and forms of payment as are applicable to other Subaccounts under this

Plan, provided, however, that in no event shall the any amounts be payable with respect to such subaccounts prior to the vesting of such Restricted Stock.

         6.3      Early Non-Scheduled Distributions.
                  ---------------------------------

         A Participant shall be permitted to elect an unplanned Early Distribution from his or her Account prior to the Payment Date, subject to the following restrictions and penalties:

                  (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee or, if permitted by the Committee, via voice response, Internet or other approved technology prior to the end of any calendar month. No more than two Early Distributions may be taken by any Participant.

                  (b) The total amount of the Early Distribution shall be no more than 90% of the Participant's vested Account balance.

                  (c) The amount described in subsection (b) above shall be paid in a cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

                  (d) If a Participant requests an Early Distribution of his or her entire vested Account, the remaining balance of his or her Account (10% of the Account) shall be permanently forfeited and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount. If a Participant receives an Early Distribution of less than his or her entire vested Account, such Participant shall forfeit 10% of the gross amount to be distributed from the Participant's Account and the Company shall have no obligation to the Participant or his or her Beneficiary with respect to such forfeited amount.

                  (e) If a Participant receives an Early Distribution of either all or a part of his or her Account, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and for the following Plan Year; provided, however, that such individual shall remain a Participant in the Plan with respect to amounts already deferred.

         6.4      Hardship Distribution.
                  ---------------------

                  (a) A Participant shall be permitted to elect a Hardship Distribution from his or her Compensation Deferral Subaccount, Matching Contribution Subaccount, and any vested Company Discretionary Contribution Subaccounts prior to the Payment Date, subject to the following restrictions:

                  (b) The election to take a Hardship Distribution shall be made by filing a form provided by and filed with Committee prior to the end of any calendar month.

                  (c) The Committee shall have made a determination, in its sole discretion, that the requested distribution constitutes a Hardship Distribution in accordance with Section 1.1(ee) of the Plan.

                  (d) The amount determined by the Committee as a Hardship Distribution shall be paid in a cash lump sum as soon as practicable after the Hardship Distribution election is made and approved by the Committee.

                  (e) Notwithstanding anything to the contrary, no Hardship Distribution may be made to the extent that such hardship is or may be relieved
(i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan.

         6.5      Inability to Locate Participant.
                  -------------------------------

         In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the Participant's Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without additional interest or earnings.


                                   ARTICLE VII
                                 ADMINISTRATION
                                 --------------

         7.1      Committee.
                  ---------

         A Committee shall be appointed by, and serve at the pleasure of, the Chief Executive Officer (CEO) of the Company. The number of members comprising the Committee shall be determined by the CEO, who may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the CEO. The CEO may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the CEO.

         7.2      Committee Action.
                  ----------------

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

         7.3      Powers and Duties of the Committee.
                  ----------------------------------

         The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not limited to, the following:

                (i) To select the funds in accordance with Section 3.2(a) hereof;

               (ii) To construe and interpret the terms and provisions of this Plan;

              (iii) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

               (iv) To maintain all records that may be necessary for the administration of the Plan, and to approve all administrative forms and procedures to be used in the establishment and maintenance of Accounts and Subaccounts;

                (v) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

               (vi) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

              (vii) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

             (viii) To take all actions necessary for the administration of the Plan.

         7.4      Construction and Interpretation.
                  -------------------------------

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

         7.5      Information.
                  -----------

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

         7.6      Compensation, Expenses and Indemnity.
                  ------------------------------------

                  (a) The members of the Committee shall serve without compensation for their services thereunder.

                  (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

                  (c) To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident of the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

         7.7      Quarterly Statements.
                  --------------------

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis.

         7.8      Disputes.
                  --------

                  (a)  Claim.
                       -----

                  A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company, setting forth his or her claim within ninety (90) days of the date such Claimant believes he or she was entitled to benefits under the Plan. The request shall be addressed to the Committee, at its then principal place of business.

                  (b)  Claim Decision.
                       --------------

                  Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for special circumstances.

                  If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, setting forth: (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (c).

                  (c)  Request for Review.
                       ------------------

                  Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Company. Such request shall be addressed to the Compensation Committee of the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

                  (d)  Review of Decision.
                       ------------------

                  Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, the decision setting forth the specific reasons for the decision, written in a manner calculated to be understood by the Claimant, containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.


                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         8.1      Unsecured General Creditor.
                  --------------------------

         Participants and their Beneficiaries, heirs, successors, and assign shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company, including in any Compensation Deferrals made under this Plan. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA. Notwithstanding the foregoing, the Company may enter into one or more rabbi trusts, in accordance with the provisions of Revenue Procedure 92-64, to assist it and its Business Units in providing benefits under this Plan.

         8.2      Restriction Against Assignment.
                  ------------------------------

         The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

         8.3      Withholding.
                  -----------

         There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes that are required to be withheld by the Company under applicable federal, state and local laws. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

         8.4      Amendment, Modification, Suspension or Termination.
                  --------------------------------------------------

         The Compensation Committee, with approval of the Board, may amend, modify, suspend or terminate the Plan in whole or in part, except to the extent that such power has been expressly reserved otherwise under the terms of this Plan. No amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

         8.5      Governing Law.
                  -------------

         This Plan shall be construed, governed and administered in accordance with the laws of the State of Connecticut without regard to the conflicts of law principles thereof.

         8.6      Receipt or Release.
                  ------------------

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary as a condition precedent to such payment, to execute a receipt and release to such effect.

         8.7      Payments on Behalf of Persons Under Incapacity.
                  ----------------------------------------------

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

         8.8      Limitation of Rights and Employment Relationship.
                  ------------------------------------------------

         Neither the establishment of the Plan nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving any Participant, or Beneficiary or other person any legal or equitable right against the Company except as provided in the Plan; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan.

         8.9      Adjustments; Assumption of Obligations.
                  --------------------------------------

         In the event of a reorganization, recapitalization, stock split, stock or extraordinary cash dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Stock Units credited hereunder, the Committee shall make such adjustments as it deems appropriate in (i) the number of Stock Unit credited to Participants' Accounts,
(ii) the number (or type) of shares of Stock reserved for issuance hereunder, and (iii) the number (or type) of shares subject to any deferred Restricted Stock award. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing entity, all Stock Units, and deferred Restricted Stock hereunder shall be assumed by the surviving or continuing entity. In the event of any reorganization in which all of the shares of the Company's Stock are exchanged for shares of the common stock of another corporation, all Stock Units credited hereunder, and all deferred restricted Stock outstanding on the effective date of the share exchange shall be automatically converted into obligations of the other corporation on identical terms, and the other corporation shall assume this Plan, or if the Committee deems such action appropriate, it may provide for a cash payment to the Participant. The Committee may also make adjustments to Stock Units, and deferred restricted Stock under this Plan on account of those events set forth in Section 8 of the UIL Holdings Corporation 1999 Amended and Restated Stock Plan.

8.10     Headings.
         --------

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

Executed as of the 27th day of January, 2003.




                            UIL HOLDINGS CORPORATION



                            By   /s/ Susan E. Mullen
                              ------------------------------
                                     Its Senior Human Resources Executive

                                    EXHIBIT A

                          PARTICIPATING BUSINESS UNITS



COMPANY NAME                                      DATE OF PARTICIPATION
------------                                      ---------------------

The United Illuminating Company ("UI")                     2/1/03



American Payment Systems, Inc. ("APS")                     2/1/03



Xcelecom, Inc.                                             2/1/03



United Resources, Inc., ("URI")                            2/1/03



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